UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2022

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation )	File No.)	Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices including Zip Code)

(281) 646-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Theresa E. Palermo to Board of Directors

Effective July 21, 2022, the Board of Directors (the “Board”) of Academy Sports and Outdoors, Inc. (the "Company") increased the size of the Board from eight to nine directors and filled the vacancy created by such increase by appointing Theresa E. Palermo, 46, as an independent Class II director. Ms. Palermo's initial term will expire on the date of the Company’s 2025 Annual Meeting of Stockholders and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal. Ms. Palermo will serve on the Nominating and Governance Committee (the "Governance Committee") of the Board.

Ms. Palermo has served as Senior Vice President, Connected Commerce and Marketing at Signet Jewelers Limited, since October 2019. Ms. Palermo also served as Senior Vice President, Marketing of Neiman Marcus Group, Inc. from August 2017 until October 2019. Ms. Palermo has also served as Executive Vice President and Chief Marketing Officer of Vera Bradley Inc. from April 2015 until August 2017. Ms. Palermo held other senior positions and roles at Fossil Group Inc., Collective Brands, Inc., The Timberland Company, Polaroid Corporation, and United Communications Group Limited. She is a graduate of Auburn University with a Bachelor of Science in Marketing and earned a Master of Business Administration from Simmons University.

The Board selected Ms. Palermo because of her digital/eCommerce, corporate strategy, customer loyalty, marketing, and technology experience as a retailer.

The Board has determined that Ms. Palermo qualifies as an independent director under the corporate governance standards of Nasdaq, and that there are no arrangement or understanding between Ms. Palermo and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. Palermo has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As compensation for her service on the Board and Governance Committee, Ms. Palermo will receive the Company's standard compensation for non-employee directors as described in the Company's Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on April 22, 2022.

In addition, the Company and Ms. Palermo will enter into the Company’s standard form of indemnification agreement for directors.

Item 7.01    Regulation FD Disclosure.

On July 21, 2022, the Company issued a press release announcing Ms. Palermo's appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Academy Sports and Outdoors, Inc. Press Release dated July 21, 2022.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K on its behalf by the undersigned, thereto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

Date: July 21, 2022	By:	/s/	Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary